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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-17071) pertaining to the 1986 Stock Option Plan of CFX Corporation, in the Registration Statement (Form S-8, No. 33-52598) pertaining to the 1992 Employee Stock Purchase Plan of CFX Corporation, and in the Registration Statement (Form S-8, No. 33-61787) pertaining to the 1995 Stock Option Plan for CFX Corporation of our report dated January 29, 1997, except for Note W as to which the date is March 27, 1997, with respect to the consolidated financial statements of CFX Corporation as of December 31, 1996, and for the year then ended, incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1996.



                                       /s/
                                       --------------------------
                                       Wolf & Company, P.C.


Boston, Massachusetts
March 27, 1997